
WOODFOREST
KROGER
PHARMACY

Webcast Discussion on Recent Events

January 5, 2012



Inland American
REAL ESTATE TRUST, INC



Forward-Looking Statements

This presentation may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve numerous risks and uncertainties that could cause actual results to be materially different from those set forth in the forward-looking statements. These risks are outlined more particularly in our annual report on form 10-K for the year ended December 31, 2010 and any subsequent Quarterly Reports on Form 10-Q include but are not limited to:

- recent disruptions in the financial markets and current economic conditions could adversely affect our ability to refinance or secure additional debt financing at attractive terms as well as the values of our investments
- there is no assurance that we will be able to continue paying cash distributions or that distributions will increase over time
- funding distributions from sources other than cash flow from operating activities may negatively impact our ability to sustain or pay distributions and will result in us having less cash available for other uses
- there is no public market for our shares, and stockholders may not be able to sell their shares, including through our share repurchase program
- increasing vacancy rates for certain classes of real estate assets resulting from the recent economic downturn and disruption in the financial markets could adversely affect the value of our assets
- we may suffer adverse consequences due to the financial difficulties, bankruptcy or insolvency of our tenants
- our investments in equity and debt securities have materially impacted, and may in the future materially impact, our results
- our borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans
- we are subject to conflicts of interest with affiliates of our sponsor, which may affect our acquisition of properties and financial performance
- we rely on our business manager and property managers to manage our business and assets, and pay significant fees to these parties
- if we fail to qualify as a REIT, our operations and distributions to stockholders will be adversely affected

This material is neither an offer to sell nor the solicitation of an offer to buy any security, which can be made only by the prospectus which has been filed or registered with appropriate state and federal regulatory agencies. No regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The companies depicted in the photographs herein may have proprietary interests in their trade names and trademarks and nothing herein shall be considered to be an endorsement, authorization or approval of Inland American by the companies. Furthermore, none of these companies are affiliated with Inland American in any manner.

Special Message



Robert Parks
Chairman of the Board
Inland American


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Recent Events

1. New estimated per share value

2. Amendment of Share Repurchase Program

3. New, lower property management fees

4. Distribution level


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Home Depot


New Estimated Per Share Value

- Each year we publish an estimated per share value to assist broker dealers with annual reporting requirements.
- The value this year is $7.22
- The value is only a snapshot in time & will not affect your monthly distribution check


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Methodology for New Estimated Per Share Value

- No specific guidelines or requirements / Different methods may produce different values
- Net Asset Value ("NAV") method
- Total value of our real estate – our debt / total number of shares
- NAV is the current direction of industry since late 2011
- Third Party (Real Globe Advisors) reviewed our approach, assumptions and inputs


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Board of Directors Involvement

- Inland American Business Manager recommended the value to the Board
- The Board unanimously accepted the new value
- We intend to update the value at least every 12 months


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Amendment to Share Repurchase Program

- Board has approved expansion of the SRP
- $100 million annually
  ($40M for estate/death & $60M hardship)
- Shares purchased at 100% of new value - $7.22
- Hardship includes disability & long-term care
- Redemptions for this new plan will first be paid in April


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Lower Property Management Fees

- The property managers have agreed to reduce their fees to the REIT in 2012

- We expect to save $3.6 million in the new 2012 budget compared to the original 2012 budget


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Improved Performance*

	For the nine months ended 09/30/2011	For the nine months ended 09/30/2010	Percentage Increase / (Decrease)
Same Store Multi-Family Rev.	$63.3M	$58.8M	7.7%
Same Store Lodging Revenue	$374M	$346M	8.1%
Same Store Total Revenue	$863M	$834M	3.5%
Cash Flow from Operations & JVs	$329M	$294M	11.9%

*As disclosed in our Quarterly Report for the period ended September 30, 2011, as filed with the SEC on November 10, 2011.

Distribution Rate & Coverage

Annualized distribution per Share	$0.50
Annualized distribution rate*	6.9%
9/30/11 Distributions Declared	$321M
9/30/11 Cash Flow from Operations & JVs	$329M
9/30/11 Funds from Operations	$328M

Total Distributions Since Inception = $1.8 Billion

***6.9 percent annualized yield on our new estimated per share value of $7.22 and a 5.0 percent annualized yield on a $10.00 per share value.**

Key Takeaways for Today

- The new value of $7.22 will not affect your monthly distribution check
- Used NAV method due to current direction of the industry
- NAV may not recognize the enterprise value of our portfolio
- SRP expanded to $100 million annually and includes hardship
- Lower property management fees
- Based on what we know today, we believe our performance will continue to improve and we are comfortable with our current monthly distribution rate heading into 2012


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WOODFOREST
NATIONAL BANK
KROGER
PHARMACY

Q&A Session

January 5, 2012



INLAND

Inland American

REAL ESTATE TRUST, INC



GAAP to Non-GAAP Reconciliations

		For the nine months ended September 30, 2011	For the nine months ended September 30, 2010
		(in thousands)	
Net loss applicable to common shares (calculated in accordance with GAAP)		$ (134,065)	$ (155,949)
Add:			
	Depreciation and amortization related to investment properties	327,879	332,228
	Depreciation and amortization related to investment in unconsolidated entities	43,405	30,697
	Provision for asset impairment	70,811	26,191
	Provision for asset impairment included in discontinued operations	27,413	945
	Impairment reflected in equity in earnings of unconsolidated entities	5,399	0
Less:	Gains from property sales	304	14,252
	Gains from property sales reflected in equity in earnings of unconsolidated entities	11,141	0
	Noncontrolling interest share of depreciation and amortization related to investment properties	1,814	1,899
	Funds from Operations ("FFO")*	$ 327,583	$ 217,961

*FFO is a non-GAAP measure.


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